EXHIBIT 5

April 16, 2011

Soleil Capital L.P.
725 W. 50th St.
Miami Beach, FL 331340

Ladies and Gentlemen:

We have acted as counsel to Soleil Capital L.P., a Delaware limited partnership (the "Partnership"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Partnership of up to 2,625,425 common units representing limited partner interests in the Partnership in connection with the offering described in the Registration Statement, the "Common Units").

We have examined the Certificate of Limited Partnership of Soleil Capital L.P., in effect as of the date hereof; the Delaware Certificate of Conversion from a Corporation to a Limited Partnership as adopted; the Registration Statement and the form of Agreement of Limited Partnership of Soleil Capital L.P. (the "Partnership Agreement") among Soleil Capital Management L.L.C., a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), and the limited partners party thereto (collectively, the "Limited Partners"), which has been filed with the Commission as part of the Registration Statement (Incorporated by reference as previously filed as exhibit to the Company's 10-Q filed August 14, 2009.). We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Partnership and the General Partner.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, issuance and delivery of the Common Units, the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and be the valid and legally binding obligation of the Limited Partners. We have assumed further that the Limited Partners will perform their obligations under the Partnership Agreement and will not participate in the control of the business of the Partnership.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the law of the State of Delaware.

2. Upon delivery and issuance of the Common Units subject to the Registration Statement, said Common Units will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 2 above is subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it.

We do not express any opinion herein concerning any law other than the Delaware Revised Uniform Limited Partnership Act and the General Corporation Law of Delaware respectively (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

/s/Law offices of Adam J Laufer Esq.